UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - DECEMBER 29, 2006

MANCHESTER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-50477	98-0380409
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 459-3230
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ	Written communications pursuant to Rule 425 under the Securities Act

ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

ྑ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

Acquisition Agreements

Manchester Inc. (the “Company”) acquired F.S. English, Inc. (“F.S. English”), a privately held Buy-Here/Pay Here car sales company which operates three retail locations in the Indianapolis area, and GNAC, Inc. (“GNAC,” and together with F.S. English, the “Indiana Companies”), its affiliated credit acceptance company, on December 29, 2006. Under the terms of the agreement, Manchester Inc. paid an aggregate of approximately $8 million and refinanced the acquired $26 million portfolio of receivables through a drawdown on the Company's $300 million credit facility.

Item 2.01 below sets forth a description of the material aspects of the acquisition and the related agreements, which disclosures are incorporated herein by reference thereto.

Loan Agreement

Manchester Indiana Funding, LLC, a wholly-owned subsidiary of the Company (the “Borrower”) entered into a loan agreement with Palm Beach Multi-Strategy Fund, L.P. (the “Lender”), to provide financing for the acquisition of the Indiana Companies. The Company previously obtained a commitment from the Lender, dated September 28, 2006 (the “Commitment”), pursuant to which the Lender committed to provide up to $300 million in revolving warehouse financings (the “Financings”) for the Company to pursue its roll up strategy to acquire captive subprime Buy-Here/Pay-Here auto receivables origination and collection businesses nationwide. This acquisition loan constitutes the second Financing that the Company has entered into with the Lender. Pursuant to a Loan and Security Agreement which closed on December 29, 2006 (the “Loan Agreement”), between the Borrower, the Lender and The Bank of New York Trust Company, N.A., as Collateral Agent (the “Collateral Agent”), the Lender agreed to loan the Borrower up to $30 million. The Company has initially drawn approximately $21.1 million (the “Term Loan”) and may request additional draws under the terms of the Loan Agreement (the “Revolving Loan,” and together with the Term Loan, the “Loan”). The Loan Agreement expires on December 28, 2009 unless terminated earlier in accordance with its terms.

Interest on the Term Loan will accrue at an interest rate equal to the lesser of: (i) the greater of (x) prime rate (as determined daily) plus the Term Applicable Margin (as defined below) or (y) the Term Loan Floor (as defined below); or (ii) the maximum rate which may be legally charged under applicable usury law. Interest on the Revolving Loan will accrue at an interest rate equal to the lesser of: (i) the greater of (x) prime rate (as determined daily) plus five percent (5%) per annum or (y) thirteen percent (13%) per annum; or (ii) the maximum rate which may be legally charged under applicable usury law. The term “Term Applicable Margin” means eight percent (8%) per annum, provided that, for any day on which the principal amount of the Term Loan is equal to or less than sixty-five percent (65%) of the Net Term Pool Balance (the Net Term Pool Balance being the total balance of certain outstanding receivables), the term “Term Applicable Margin” means five percent (5%) per annum. The term “Term Loan Floor” means sixteen percent (16%) per annum, provided that, for any day on which the principal amount of the Term Loan is equal to or less than sixty-five percent (65%) of the Net Term Pool Balance, the “Term Loan Floor” shall be thirteen percent (13%) per annum. The Company has paid all fees, costs, expenses and disbursements of the Lender in connection with legal services, origination costs, due diligence, closing of the Loan and initial interest, which in the aggregate was approximately $120,000 dollars.

The Company and its two special purpose acquisition subsidiaries (collectively, the “Guarantors”) have each agreed to guaranty the Loans up to an amount not exceeding ten percent of the amount of the Loan outstanding from time to time, pursuant to the terms of a Guaranty. The Guarantors have also entered into a Security Agreement with the Lender and the Collateral Agent pursuant to which each of the Guarantors has granted to the Collateral Agent and its successors and assigns, for the security and benefit of the Lender, a first priority security interest in and mortgage lien on all of the respective assets of the Guarantors.

In connection with the Loan Agreement, the Borrower, the Company and its special purpose acquisition subsidiaries have entered into a Sale and Servicing Agreement (the “Sale and Servicing Agreement”), pursuant to which Manchester Indiana Acceptance, Inc., a Delaware corporation and wholly owned acquisition subsidiary of the Company (“Indiana Acceptance”), has agreed to sell all of its rights to car sales contract receivables (the “Receivables”) to the Borrower. Pursuant to this Sale and Servicing Agreement, the Company shall serve as the servicer for all Receivables, acting as agent, and shall manage, service and make collections on the Receivables. The Company has delegated its duties as servicer to Indiana Acceptance, as sub-servicer. The Company and Indiana Acceptance have agreed to comply with the terms and conditions of a servicing guideline and a credit and collection policy provided by the Lender.

Item 2.01:	Completion of Acquisition or Disposition of Assets.

The acquisition of the Indiana Companies closed pursuant to the terms and conditions of a Stock Purchase Agreement dated December 2, 2006 and a First Amendment thereto, dated December 29, 2006 (collectively, the “Stock Purchase Agreement”), by and between the Company, Manchester Indiana Operations, Inc., a Delaware corporation and wholly owned acquisition subsidiary of the Company (“Indiana Operations”), Indiana Acceptance, the ten shareholders of each of F.S. English and GNAC (the “Sellers,” and each a “Seller”), and Rick Stanley, as the Sellers’ representative. Under the Stock Purchase Agreement, Indiana Operations acquired all of the issued and outstanding capital stock of F.S. English (the “F.S. English Shares”) and Indiana Acceptance acquired all of the issued and outstanding capital stock of GNAC (the “GNAC Shares,” and together with the F.S. English Shares, the “Shares”). In connection with the acquisition, the Company refinanced GNAC’s $26 million portfolio of receivables with the proceeds of the Term Loan.

The aggregate consideration paid to the Sellers in exchange for the Shares was: (i) $3,000,000 in the form of a promissory note (the “Seller Note”); (ii) 1,492,537 shares of the common stock of the Company (the “Manchester Shares”), representing an amount equal to $3,000,000 as determined by reference to the average of the closing prices of the Company common stock on the five (5) business days immediately preceding December 29, 2006. In addition, the Company (i) repaid approximately $2 million to certain creditors of the Indiana Companies on behalf of the Sellers; and (ii) caused each personal guarantee of the Sellers to be released in regard to obligations of the Indiana Companies. The indebtedness of the Indiana Companies held by Rick Stanley was only partially repaid and a subordinated note was issued to Mr. Stanley in the amount of $150,000. The Company has provided limited piggy-back registration rights to the Sellers with respect to the Manchester Shares issued to them.

The Company intends to continue operation of the respective businesses of the Indiana Companies as managed by Mr. Rick L. Stanley, the former President of the Indiana Companies. Indiana Operations has entered into an employment agreement with Mr. Rick L. Stanley, who will serve as CEO of the dealerships. Mr. Stanley has worked extensively in the "Buy-Here Pay-Here" auto market for the past 18 years.

Prior to the execution of the Stock Purchase Agreement, there were no material relationships between (a) the Indiana Companies and their respective shareholders, on the one hand, and (b) the Company or its subsidiaries, or any of the directors, officers or affiliates of the Company and its subsidiaries, on the other hand.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Loan Agreement and Guaranty described under Item 1.01 above have been established as direct financial obligations of the Company and its subsidiaries, as described in detail under Item 1.01, which disclosures are incorporated herein by reference thereto.

Item 3.02:	Unregistered Sales of Equity Securities.

On December 29, 2006, the Company issued an aggregate of 1,492,537 shares of the common stock of the Company to the Sellers in consideration for the Indiana Companies.  The issuance of the Company’s shares was exempt from registration with the U.S. Securities and Exchange Commission in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). All of the Manchester Shares issued in connection acquisition of the Indiana Companies are restricted and may not be publicly traded or sold until such shares are registered under the Securities Act or an exemption from registration is available.

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 29, 2006, the Company accepted the resignation of Mr. James Worosz, the Company’s Senior Vice President of Finance who has resigned for personal reasons.

Item 8.01:	Other Events - Press Release.

Manchester Inc. issued a press release on January 4, 2007, filed as Exhibit 99.1 hereto.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

Exhibit 99.1	Press Release dated January 4, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANCHESTER INC.

Dated: January 8, 2007	By:	/s/ Richard Gaines
Name: Richard Gaines Title: Corporate Secretary